Exhibit 16.1

June 18, 2019

U.S. Securities Exchange Commission
Office of the Chief Accountant
100 F Street NE
Washington, DC 20549

Re: CyberOptics Corporation

File No. 0-16577

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of CyberOptics Corporation dated June 18, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP